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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                STATE OR JURISDICTION
NAME OF SUBSIDIARY                                 OF INCORPORATION

AGCO Corporation                                      Delaware
Blue Corp                                             Delaware
AGCO Farm Finance Corp.                               Delaware
Gleaner-Allis Company, Ltd.                           Delaware
The Hesston Company Ltd.                              Delaware
Massey Ferguson Corp.                                 Delaware
Financial Services Insurance Co. of Tennessee         Tennessee
Manufacturers Leasing Corp.                           Delaware
Hesston Ventures Corp.                                Kansas
AGCO Export Corp.                                     Barbados
AGCO Acceptance Corporation                           Delaware
AGCO Canada, Ltd.                                     Canada
AGCO de Argentina                                     Argentina
AGCO, Ltd.                                            United Kingdom
AGCO de Mexico SA de CV                               Mexico
Massey Ferguson de Mexico, SA de CV                   Mexico
Massey Ferguson Manufacturing Ltd.                    United Kingdom
AGCO Holding BV                                       Netherlands
Massey Ferguson Group International Ltd.              United Kingdom
Massey Ferguson Ltd.                                  United Kingdom
Massey Ferguson Works Pension Trust Ltd.              United Kingdom
Massey Ferguson Executive Pension Trust Ltd.          United Kingdom
Eikmaskin AS                                          Norway
Massey Ferguson SA                                    France
Massey Ferguson Iberia SA                             Spain
AGCO Australia Ltd.                                   Australia
Massey Ferguson Europa BV                             Netherlands
Olema Maskin AB                                       Sweden
Massey Ferguson Staff Pension Trust Ltd.              United Kingdom
AGCO GmbH                                             Germany
AGCO Verwaltungs                                      Germany
Massey Ferguson Finance SNC                           France
Societe Nouvelle De Motoculture                       France
AGCO do Brazil                                        Brazil
Massey Ferguson Servisleri AS                         Turkey
Deutz do Brazil                                       Brazil
Massey Ferguson Danmark AS                            Denmark
Deutz Argentina SA                                    Argentina
Massey Ferguson Franta SRL                            Romania
Massey Ferguson  SPA                                  Italy
Kemptener Maschinenfabrik GmbH                        Germany
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                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)



Fendt Australia Pty Ltd.                              Australia
Fendt SARL France                                     France
Wohungsbau GmbH                                       Germany
Fendt Italiana                                        Italy
Araus SA                                              Argentina
Terramec SA                                           Argentina
Actium                                                Germany
Indamo SA                                             Argentina